PURE GAS PARTNERS, L.P.

Consolidated Financial Statements
Years Ended December 31, 2009 and 2008

PURE GAS PARTNERS, L.P.

Consolidated Financial Statements
Years Ended December 31, 2009 and 2008

DARILEKBUTLER	ROBERT F. DARILEK, C.P.A.
C E R T I F I E D P U B L I C A C C O U N T A N T S	STEVEN H. BUTLER, C.P.A.

2702 N. Loop 1604 East, Ste. 202
San Antonio, Texas 78232
Phone (210) 979-0055
Fax (210) 979-0058

INDEPENDENT AUDITOR'S REPORT

To the Partners
Pure Gas Partners, L.P.
San Antonio, Texas

We have audited the accompanying consolidated balance sheets of Pure Gas Partners, L.P. and its subsidiaries (the Partnership) as of December 31, 2009 and 2008 and the related consolidated statements of income, partners' capital, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presently fairly, in all material respects, the financial position of Pure Gas Partners, L.P. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Darilek Butler
San Antonio, Texas
May 14, 2010

A Limited Liability Company • Members AICPA PCPS and TSCPA

PURE GAS PARTNERS, L.P.

Consolidated Balance Sheet
December 31, 2009 and 2008

	2009	2008
ASSETS

Current Assets
Cash	$757,119	$1,189,328
Accounts Receivable - Production	790,219	1,133,906
Accounts Receivable - Aztec Energy Partners I, LP	-	5,479
Accounts Receivable - Aztec Managing GP, LLC	-	11,429
Prepaid Well Expenses	-	195,700
Prepaid Expenses	18,101	-
Total Current Assets	1,565,439	2,535,842

Oil and Gas Properties	15,185,090	14,068,367
Less: Accumulated Depletion	(5,924,789)	(3,738,382)
Net Oil and Gas Properties	9,260,301	10,329,985

Other Assets
Other Property and Equipment, net of Accumulated Depreciation of $83,721 and $45,450 in 2009 and 2008, respectively	154,635	139,312
Deferred Bond Costs, net of Accumulated Amortization of $243,528 and $193,143 in 2009 and 2008, respectively	260,325	310,711
Deferred Bond Discount, net of Accumulated Amortization of $90,171 and $71,515 in 2009 and 2008, respectively	96,389	115,045
Other Assets	112,477	141,977
Goodwill	2,266,470	2,266,470
Total Other Assets	2,890,296	2,973,515

TOTAL ASSETS	$13,716,036	$15,839,342

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.

Consolidated Balance Sheet (Continued)
December 31, 2009 and 2008

	2009	2008
LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities
Accounts Payable - Trade	$219,454	$496,580
Accounts Payable - Revenue Distribution (Related Party)	101,601	141,596
Accounts Payable - Revenue Distribution	-	23,118
Interest Payable	121,500	132,625
Accrued Expenses	27,331	26,207
Lines of Credit	1,582,426	1,489,646
Bonds Payable - Current Portion	545,000	445,000
Creditors Payable - Current Portion	162,500	330,133
Total Current Liabilities	2,759,812	3,084,905

Non-Current Liabilities
Bonds Payable, net of Current Portion	4,160,000	4,760,000
Creditors Payable, net of Current Portion	1,766,700	1,929,200
Total Non-Current Liabilities	5,926,700	6,689,200
Total Liabilities	8,686,512	9,774,105

Partners' Capital (Deficit)
Pure Gas Partners, L.P. Partners' Capital (Deficit)
Class A Limited Partner (3,141.6 units authorized and issued)	(534,941)	37,638
Class B Limited Partners (1,056 units authorized and issued)	4,802,838	4,995,302
Class C Limited Partners (1,056 units authorized and issued)	(179,898)	12,566
General Partner (26.4 units authorized and issued)	27,684	32,495
Total Pure Gas Partners, L.P. Partners' Capital (Deficit)	4,115,683	5,078,001
Noncontrolling Interest	913,841	987,236
Total Partners' Capital	5,029,524	6,065,237

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$13,716,036	$15,839,342

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.

Consolidated Statements of Income
Years Ended December 31, 2009 and 2008

	2009	2008

Revenues and Gains
Oil and Gas Sales	$3,415,817	$5,391,265
Gain on Sale of Oil and Gas Properties	-	3,419,646
Interest Income	2,088	30,625
Other	22,991	45,309
Total Revenues and Gains	3,440,896	8,886,845

Expenses and Losses
Lease Operating	529,890	329,507
Production Tax	296,276	542,436
Depreciation, Depletion, and Amortization	2,226,987	1,419,363
Professional Fees - Oil and Gas Exploration	344,192	420,193
General and Administrative	546,564	605,460
Oil and Gas Lease Expense	30,757	10,079
Bond Issuance Amortization	50,385	50,385
Interest Expense	424,420	542,119
Loss on Abandonment of Wells	-	40,427
Other	300	1,300
Total Expenses & Losses	4,449,771	3,961,269

Income (Loss) Before Provisions for Income Taxes	(1,008,875)	4,925,576

Benefit (Provision) for Income Taxes
Current	25,138	(179,989)
Deferred	(25,138)	179,989
Total Benefit (Provision) for Income Taxes	-	-

Net Income (Loss)	(1,008,875)	4,925,576

Less: Net Income (Loss) Attributable to the Noncontrolling Interest	46,557	(149,225)

Net Income (Loss) Attributable to Pure Gas Partners, L.P.	$(962,318)	$4,776,351

The Accompanying Notes are an Integral Part of These Financial Statements.

Consolidated Statements of Partners' Capital
Years Ended December 31, 2009 and 2008

	Pure Gas Partners, L.P. Partners
	Class A	Class B	Class C
	Limited	Limited	Limited	General	Noncontrolling
	Partners	Partners	Partners	Partner	Interest	Total

Balance - December 31, 2007	$(881,805)	$4,933,731	$(296,740)	$(5,527)	$1,040,002	$4,789,661

Less: Distributions	(775,802)	(2,413,606)	(258,601)	-	(201,991)	(3,650,000)

Net Income (Loss)	1,695,245	2,475,177	567,907	38,022	149,225	4,925,576

Balance - December 31, 2008	37,638	4,995,302	12,566	32,495	987,236	6,065,237

Less: Distributions	-	-	-	-	(26,838)	(26,838)

Net Income (Loss)	(572,579)	(192,464)	(192,464)	(4,811)	(46,557)	(1,008,875)

Balance - December 31, 2009	$(534,941)	$4,802,838	$(179,898)	$27,684	$913,841	$5,029,524

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.

Consolidated Statements of Cash Flow
Years Ended December 31, 2009 and 2008

	2009	2008
Cash Flows from Operating Activities
Net Income (Loss)	$(962,318)	$4,776,351
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation, Depletion, and Amortization	2,226,987	1,419,363
Gain on Sale of Oil and Gas Properties	-	(3,419,646)
Loss on Abandonment of Wells	-	40,427
Bond Issuance Amortization	50,385	50,385
Bond Discount Amortization - Interest Expense	18,656	18,656
Net Income (Loss) Attributable to the Noncontrolling Interest	(46,557)	149,225
(Increase) Decrease in:
Receivables	360,595	691,057
Prepaids	177,599	(195,700)
Other Assets	29,500	(42,937)
Increase (Decrease) in:
Accounts Payable - Trade	(277,126)	25,201
Accounts Payable - Revenue Distributions	(63,113)	(238,484)
Interest Payable	(11,125)	(4,875)
Accrued Expenses	1,124	(5,807)
Net Cash Provided (Used) by Operating Activities	1,504,607	3,263,216

Cash Flows from Investing Activities
Capital Expenditures - Oil and Gas Properties	(1,119,030)	(2,663,299)
Proceeds from Sale of Oil and Gas Properties	-	4,949,756
Capital Expenditures - Other	(53,595)	(125,217)
Net Cash Provided (Used) by Investing Activities	(1,172,625)	2,161,240

Cash Flows from Financing Activities
Net Borrowings (Payments) on Line of Credit	92,780	(1,060,444)
Payments to Bonds Payable	(500,000)	(295,000)
Payments to Reduce Creditors Payable	(330,133)	(216,700)
Distributions to Partners	-	(3,448,009)
Distributions to the Noncontrolling Interest	(26,838)	(201,991)
Net Cash Provided (Used) by Financing Activities	(764,191)	(5,222,144)

Net Increase (Decrease) in Cash and Cash Equivalents	(432,209)	202,312

Cash and Cash Equivalents at Beginning of Year	1,189,328	987,016

Cash and Cash Equivalents at End of Year	$757,119	$1,189,328

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$416,889	$528,338

The Accompanying Notes are an Integral Part of These Financial Statements.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note A - Partnership Organization and Nature of Operations

Partnership Organization

Pure Gas Partners, L.P., (the Partnership) is a Texas limited partnership that was formed in 2002 to acquire all of the issued and outstanding common stock of Pure Energy Group, Inc., a Texas corporation, and to continue to acquire, develop, manage, lease and operate oil and gas properties. The Partnership owns a 94.456% limited partner interest in Pure Gas Partners II, L.P. (PGP II), a Texas limited partnership formed in 2004, with .01 % general partner interest owned by Pure Energy Group, Inc. The remaining 5.534% interest is owned by various others, including Annendaris Holdings, who owns 3.617% (See Note M).

Nature of Operations

The Partnership is an independent natural gas and oil company engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America. The Partnership's primary area of focus is the State of New Mexico, particularly southeastern New Mexico.

Note B - Summary of Significant Accounting Policies

Basis of Accounting

The consolidated financial statements are prepared in conformity with generally accepted accounting principles (GAAP).

Financial Accounting Standards Board (FASB) Accounting Standards CodificationTM (the Codification or ASC)

The Codification is now the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification became effective for interim and annual periods ending after September 15, 2009 and superseded all previously existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification is nonauthoritative. Commencing with the year ended December 31, 2009, all references to GAAP now use the specific Codification Topic or Section rather than prior accounting and reporting standards. The Codification did not change existing GAAP and, therefore, did not affect the Partnership's financial position or results of operations.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note B - Summary of Significant Accounting Policies (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership, Pure Energy Group, Inc., and Pure Gas Partners II, L.P. All significant intercompany accounts and transactions have been eliminated in consolidation.

In December 2007, ASC Topic 810, Consolidation, was modified to provide guidance for the accounting and reporting of noncontrolling interests, changes in controlling interests, and the deconsolidation of subsidiaries. The adoption of the provisions of Topic 810, effective January 1, 2009, did not affect the Partnership's financial position or results of operations.

Oil and Gas Properties

The Partnership uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the unit-of-production method.

On the sale or retirement of a complete unit of a proved property, the cost, and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note B - Summary of Significant Accounting Policies (Continued)

Accounts Receivable - Production

Accounts receivable consist of amounts due from customers for oil and gas sales and are considered fully collectible by the Partnership as of December 31, 2009 and 2008. The Partnership determines when receivables are past due based on how recently payments have been received.

Revenue Recognition

The Partnership recognizes oil and natural gas revenue from its interests in producing wells as oil and natural gas is produced and sold from those wells.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost. Depreciation of office furniture and equipment is provided using the straight-line method and the Modified Accelerated Cost Recovery System (MACRS) based on estimated useful lives ranging from three to 15 years. These methods do not materially differ from generally accepted accounting principles. Depreciation expense was $38,271 and $11,368 for the years ended December 31, 2009 and 2008, respectively.

Long-Lived Assets

Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of the asset's carrying amount or fair value less cost to sell.

Asset Retirement Obligations

The Partnership accounts for asset retirement obligations under the provisions of ASC 410, Asset Retirement and Environmental Obligations, which provides for an asset and liability approach to accounting for Asset Retirement Obligations (ARO). Under this method, when legal obligations for dismantlement and abandonment costs, excluding salvage values, are incurred, a liability is recorded at fair value and the carrying amount of the related oil and gas properties is increased. Accretion of liability is recognized each period using the interest method of allocation and the capitalized cost is depleted over the useful life of the related asset. The Partnership had no asset retirement obligations as of December 31, 2009 or 2008.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note B - Summary of Significant Accounting Policies (Continued)

Income Taxes

The Partnership is not a taxable entity for federal or state income tax purposes. Accordingly, no income tax provision has been included in the financial statements related to the income of the partnership.

The Partnership's subsidiary, Pure Energy Group, Inc., is a taxable corporation for which an income tax provision has been made in the accompanying financial statements. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities (See Note L).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. Actual results could differ from those estimates and assumptions. Significant estimates include volumes of oil and gas reserves used in calculating depletion of proved oil and natural gas properties.

Fair Value Measurements

In September 2006, the FASB issued ASC Topic 820, Fair Value Measurements and Disclosures. Topic 820 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. The provisions of Topic 820 became effective for annual financial periods beginning after November 15, 2007. Effective January 1, 2008, the Partnership adopted Topic 820, with the exceptions allowed under the modification described below. The adoption of Topic 820 did not affect the Partnership's financial position or results of operations.

In February 2008, the FASB modified Topic 820, which delayed the effective date for applying fair value disclosures for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008. Effective January 1, 2009, the Partnership adopted this modification of Topic 820, which did not affect the Partnership's financial position or results of operations.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note B - Summary of Significant Accounting Policies (Continued)

Financial Instruments

The Partnership's financial instruments include cash and cash equivalents, receivables, payables, and debt and are accounted for under the provisions of ASC Topic 825, Financial Instruments. The carrying amount of these financial instruments as reflected in the consolidated balance sheets, except for long-term, fixed-rate debt, approximates fair value. The Partnership estimates the fair value of its long-term, fixed-rate debt generally using discounted cash flow analysis based on the Partnership's current borrowing rates for similar types of debt.

Subsequent Events

In May 2009, the FASB issued ASC Topic 855, Subsequent Events, which established general  standards of accounting for and disclosure of events that occur after the balance sheet date but  before financial statements are issued or are available to be issued. In particular, guidance was  provided regarding (i) the period after the balance sheet date during which management of a  reporting entity should evaluate events or transactions that may occur for potential recognition or  disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements,  and (iii) the disclosures that an entity should make about events or transactions that occur after  the balance sheet date. The provisions of Topic 855 became effective for interim or annual  financial periods ending after June 15, 2009. Effective December 31, 2009, the Partnership adopted Topic 855. The adoption of Topic 855 did not affect the Partnership's financial position or results of operations but did result in additional disclosure, which is provided in Note O.

Note C - Related Party Transactions

The Partnership paid $171,400 and $186,000 in consulting fees in 2009 and 2008, respectively, to BDR Consulting, Inc. (BDR), a member of CCJ/BDR Investments, L.L.C., who owns a combined 69.072% limited partner interest in the Partnership. The president of BDR serves on the Board of Directors and is the Chief Executive Officer of Pure Energy Group, Inc. In addition, the Partnership rents office space from BDR on a month-to-month basis. The Partnership paid BDR $24,000 in rental fees in 2009 and 2008.

The Partnership has a development contract with Aztec Energy Partners I, L.P. (Aztec), whereby Aztec agreed to fund 100% of costs through completion on certain wells to be drilled in two counties in New Mexico. On certain wells, the Partnership owns a working interest. On those wells, Aztec will receive working interest and net revenue interest. Certain partners in Aztec are also indirect limited partners and members of the Board of Directors of the Partnership and its subsidiaries. During the years ended December 31, 2009 and 2008, the Partnership paid Aztec $287,318 and $1,701,066, respectively, for Aztec's share of well income, net of related well costs, based on production. As of December 31, 2009 and 2008, the Partnership had a net payable to Aztec of $64,815 and $50,957, respectively.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note C - Related Party Transactions (Continued)

Aztec Managing GP, LLC (Aztec MP) is the managing general partner of Aztec Energy Partners I, L.P. The principals of Aztec MP also serve on the Board of Directors of the Partnership. During the years ended December 31, 2009 and 2008, the Partnership paid Aztec MP $95,027 and $1,845,087, respectively, for Aztec MP's share of well income, net of related well costs, based on production. As of December 31, 2009 and 2008, the Partnership had a net payable to Aztec MP of $36,786 and $73,731, respectively.

Note D - Long-Term Debt

At December 31, 2009 and 2008, long-term debt consisted of the following items:

	2009	2008
7%z% Debentures, Series 2005	$4,705,000	$5,205,000
Operating Lines of Credit	1,582,426	1,489,646
Total Long-term Debt	$6,287,426	$6,694,646

Operating Lines of Credit

Effective July 9, 2009, the Partnership amended the line of credit agreement with Texas Capital Bank. The amendment increased the available line from $3,000,000 to $3,200,000, which amount shall reduce monthly, on the first day of each calendar month, commencing with August 1, 2009, by $50,000. In addition, the interest rate was amended from the Wall Street Prime Rate to the greater of the Wall Street Prime Rate or 4%. The line of credit is collateralized by producing wells. The line of credit matures August 4, 2010 and bears an interest rate of 4% at December 31, 2009. As of December 31, 2009 and 2008, the outstanding balance on the line of credit was $1,582,426 and $1,489,646, respectively.

7 ½ % Debentures, Series 2005

On March 1, 2005, Pure Energy Group, Inc. and its subsidiary Pure Gas Partners, II, L.P., issued 7½% Debentures, Series 2005, in the principal amount of $5,500,000. The Debentures mature on March 1, 2015, with principal and interest payable semi-annually on March 1 and September 1.

The Debentures were used to (i) finance the final payments pursuant to a Second Plan of Reorganization approved by the United States Bankruptcy Court in 2002; (ii) to pay off the outstanding balance of an operating line of credit; (iii) to provide working capital; and (iv) to fund capitalized interest on the Debentures through September 1, 2005. The Debentures are secured by all revenues of the issuer and all money held in the funds and accounts created under the Indenture (except the Costs of Issuance Account).

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note D - Long-Term Debt (Continued)

Repayment of Long-Term Debt

Aggregate long-term debt, consisting of the 7 1/2% Debentures, Series 2005, is estimated to be repayable annually as follows:

2010	$545,000
2011	660,000
2012	830,000
2013	1,020,000
2014	1,175,000
Thereafter	630,000
Total	$4,860,000

As permitted by the bond debt agreement, the Partnership can purchase these bonds back on the open market. Bonds held by the Partnership at December 31, 2009 and December 31, 2008 totaled $155,000 and $100,000, respectively. These bonds were purchased at a discount of $140,212 and $93,229 during 2009 and 2008, respectively. The bonds held by the Partnership are shown as a reduction of bonds payable on the balance sheet as follows:

	2009	2008
Bonds Payable	$4,860,000	$5,305,000
Less: Bonds held by the Partnership	(155,000)	(100,000)
Total	$4,705,000	$5,205,000

Note E - Creditors Payable

In 2002, the prior owner of Pure Energy Group, Inc. filed a petition for reorganization with the  United States Bankruptcy Court. A Plan of Reorganization was filed, confirmed and funded by  the current owners. According to the Plan of Reorganization, three other creditors are to receive  a combined amount of approximately $3,000,000 for their claims out of future net revenues of  Pure Energy Group, Inc. (defined as revenues from producing wells net of lease operating expenses and other direct costs). The amount of the payments to the three creditors are to be  computed by multiplying the net revenues on an annual basis by seven percent (7%), beginning  at the end of the third year after confirmation of the Plan of Reorganization, with subsequent  payments being made annually thereafter until the three creditors are paid in full. During 2003,  two of these creditors reduced the amount of debt owed to them by $150,000 each since Pure  Energy Group, Inc., at the creditors' requests, paid a third party in the amount of $300,000 on  their behalf.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note E - Creditors Payable

The amounts owed to creditors under the Plan of Reorganization will be paid annually in accordance with the Plan of Reorganization as described above. The net revenue distribution due to creditors in 2010 based on 2009 net revenues is $162,500 and is presented as a current liability. The net revenue to creditors in 2009 based on 2008 net revenues was $330,133 and was presented as a current liability. As of December 31, 2009 and 2008, the creditors' payable balance was $1,929,200 and $2,259,333, respectively.

Note F - Operating Leases

During 2009 and 2008, the Partnership had two non-cancelable operating leases for office space, one expiring in June 2014 and one that expired in June 2009. As of December 31, 2009, the remaining future minimum lease payments under the existing lease are as follows:

Year Ending December 31,	Operating Lease
2010	47,500
2011	48,750
2012	50,000
2013	51,250
2014	26,250
Total Minimum Lease Payments	$223,750

Rent expense related to these leases for the years ended December 31, 2009 and 2008 was $40,426 and $37,200, respectively.

Note G - Major Customers

During 2009 and 2008, the Partnership received revenue from sales to major customers which represented 82% and 88%, respectively, of total sales. These major customers were Edge Petroleum Corporation, Chisos, Ltd., ConocoPhillips, Plains Marketing, and Mewbourne Oil Company during 2009 and Edge Petroleum Corporation, Chisos, Ltd., Agave Energy Company, Mewbourne Oil Company, and Read and Stevens, Inc. during 2008.

In the exploration, development, and production business, production is normally sold to relatively few customers. Substantially all of the Partnership's customers are concentrated in the oil and gas industry and revenue can be materially affected by current economic conditions and the price of certain commodities such as natural gas and crude oil, the cost of which is passed through to the customer. However, based on current demand for natural gas and crude oil and the fact that alternate purchasers are readily available, management believes that the loss of any major purchasers would not have a long-term material adverse effect on operations.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note H - Commitments and Contingencies

The Partnership is subject to federal and state laws and regulations relating to the protection of the environment. Environmental risk is inherent to oil and natural gas operations and the Partnership could be subject to environmental cleanup and enforcement actions. The Partnership manages this environmental risk through appropriate environmental policies and practices to minimize the impact to the Partnership.

From time to time, the Partnership is a party to various legal proceedings arising in the ordinary course of business. The Partnership is not currently a party to any proceeding that it believes could have a material adverse effect on the Partnership's financial condition, results of operation or cash flows.

Note I - Goodwill

Goodwill is assigned to the Partnership as a result of the acquisition in 2002 of all of the issued  and outstanding common stock of Pure Energy Group, Inc. This asset is reviewed annually for  possible impairment resulting from the occurrence of events or circumstances that indicate the  Partnership's carrying amount is greater than its fair value. Management has determined that no  additional impairment has occurred during the years ended December 31, 2009 and 2008.

Accordingly, no adjustment for impairment has been recorded.

Note J - Concentration of Credit Risk

The Partnership maintains cash balances at three financial institutions. Account balances at these  institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000,  with the exception of the euro-dollar deposit account held at Bank No. 1, which had a bank balance of $0 and $501,591 as of December 31, 2009 and 2008, respectively. As of December 31, 2009 and 2008, the Partnership's cash balances at these financial institutions exceeded FDIC limits as follows:

		12/31/09		12/31/08
Subsidiary/	Bank	Excess	Bank	Excess
Affiliate	Balance	FDIC	Balance	Balance	FDIC	Balance
Pure Gas Partners II, L.P.
Bank No. 1:
Operating	$531,399	$250,000	$281,399	$343,782	$250,000		$93,782
Euro-Dollar	$-	N/A	$-	$501,591	N/A		$501,591
Bank No. 2	$124,104	$250,000	$-	$239,290	$250,000	$
Bank No. 3	$18,494	$250,000	$-	$27,759	$250,000	$
Pure Energy Group, Inc.
Bank No. 1	$617	$250,000	$-	$724	$250,000	$

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note J - Concentration of Credit Risk (Continued)

The Partnership also maintains cash balances with two investment brokerage firms that are protected by the Securities Investor Protection Corporation (SIPC) up to $100,000. In addition to the SIPC coverage, one of the investment brokerage firms provides supplemental coverage in excess of SIPC through an insurance policy that covers cash balances up to $900,000. The cash balance at the other investment brokerage firm is held in a FDIC-Insured Deposit Account and is also protected by a supplemental coverage insurance policy that covers cash balances up to $124,500,000. As of December 31, 2009 and 2008, the Partnership's cash balance with these investment brokerage firms did not exceed the combined coverage.

Note K - Nonmonetary Transactions

During 2008, residual costs incurred for wells abandoned in previous years were written off resulting in a decrease in oil and gas properties of $40,427 and a loss on abandonment of wells for the same amount.

Note L - Federal Income Tax

The accompanying financial statements include a provision for federal income tax related to the Partnership's taxable subsidiary, Pure Energy Group, Inc (PEG).

The provision for income tax consists of the following:

	2009	2008
Current:
Consolidated Income (Loss)	$(1,008,875)	$4,925,576
Pass-Through (Income) Loss - PGP II	841,290	(3,725,651)
PEG Income (Loss)	(167,585)	1,199,925
Federal Statutory Rate	15%	15%
Current Tax Expense (Benefit)	(25,138)	179,989
Deferred:
Utilization of Loss Carryforwards	-	(179,989)
Increase (Decrease) in Valuation
Allowance	25,138	-
Deferred Tax Expense (Benefit)	25,138	(179,989)
Net Tax (Benefit) Expense	$-	$-

Deferred tax assets consist of the following:

	2009	2008
Operating Loss Carryforwards at Beginning of Year	$52,710	$232,699
Benefit (Expense)	25,138	(179,989)
	77,848	52,710
Less Valuation Allowance	(77,848)	(52,710)
Tax Asset at End of Year	$-	$-

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note L - Federal Income Tax (Continued)

Deferred tax assets increased by $25,138 to $77,848 at December 31, 2009 due to the current  year generation of loss carryforwards that can be used to offset future taxable income. At  December 31, 2008, deferred tax assets decreased by $179,989 to $52,710 due to the utilization  of loss carryforwards to offset the 2008 taxable income. However, as of December 31, 2009 and  2008, the deferred tax assets have been fully allowed for due to the continued uncertainty of  whether the tax benefits will ever be realized. The deferred tax assets balance at December 31,  2008 was adjusted to actual per the 2008 income tax return. As the deferred tax assets are fully  allowed for due to the reason mentioned above, this adjustment had no effect on prior year net  income.

As of December 31, 2009, Pure Energy Group, Inc. had net operating loss (NOL) carryforwards totaling $518,987 that may be used to offset future taxable income. These NOL carryforwards expire as follows:

December 31,	Amount
2023	$351,402
2029	167,585
Total NOL Carryforwards	$518,987

Note M - Series B Convertible Preferred Partnership Interest

In October 2006, PGP II, a subsidiary of the Partnership, issued Series B Convertible Preferred Partnership Interests (the Interests) to Armendaris Holdings, LLC (Anmendaris) for a 3.617% ownership interest in PGP II. Armendaris, an Arkansas limited liability company, was formed solely for the purpose of acquiring the Interests from PGP II. The Interests were sold to Armendaris to permit PGP II to meet certain funding obligations and provide working capital. Armendaris is owned by investors who are also partners of the Partnership.

Under the terms of the funding agreement, Armendaris acquired rights to 150 units in exchange for its agreement to fund up to $1,500,000 over the 90 days following the execution of the  agreement. Armendaris made an initial funding of $1,000,000 in October 2006 for 100 units at  $10,000 per unit. During 2007, Armendaris contributed $85,000 for an additional 17 units at  $5000 per unit. The Interests have a preferential right for return of the invested principal from  cash flow of PGP II and also a preferential right in the case of liquidation or dissolution of PGP  II. The Interests do not have any dividend preference or any preferential stated return, interest  rate, or dividend that accrues or is payable, with respect to the units purchased. The Interests are  callable, at the option of PGP II, at anytime between 90 days following drilling completion of a  core test well on the Armendaris Ranch and September 30, 2010, at 100% of the face value of  the funding. At the time of the call, Armendaris has the option to either (1) accept cash payment  for the redemption of the Interests or (2) elect to surrender the Interests in exchange for  undivided ownership interest in Armendaris Ranch mineral rights. If Option 2 is selected, an  undivided twenty-five percent (25%) interest in 88,000 acres of mineral rights in New Mexico,  known as the Armendaris Ranch, will be transferred and conveyed to Armendaris.

PURE GAS PARTNERS, L.P.

Notes to the Consolidated Financial Statements
December 31, 2009 and 2008

Note M - Series B Convertible Preferred Partnership Interest (Continued)

Any time after September 30, 2010, Armendaris has the option to either (1) convert the Interests into Series A Limited Partnership Interest of PGP II at a valuation of $30,000,000 or (2) cause PGP II to redeem the Interests in exchange for the twenty-five (25%) undivided interest in Armendaris Ranch mineral rights discussed in the above paragraph.

In addition to the conversion options noted above, the units also have an anti-dilution protection provision built in to the conversion price in the event PGP II issues additional equity units at a valuation of less than $30,000,000.

Note N - Sale of Oil and Gas Properties

During 2008, the Partnership sold a substantial portion of their assets related to the Red Lake and Bitterlake acreage and wells for a total of $4,949,756, which resulted in a gain of $3,419,646.

Note O - Subsequent Events

The Partnership has evaluated subsequent events through May 14, 2010, the date which the financial statements were available to be issued. No such events have occurred subsequent to the balance sheet date and through the date of the Partnership's evaluation that would require adjustment to, or disclosure in, the financial statements.